Exhibit 4.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED RIGHTS AGREEMENT

This Amendment No. 1, dated as of February 3, 2019 (this “Amendment”), by and between The Ultimate Software Group, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., successor rights agent to BankBoston N.A. (the “Rights Agent”), amends the Amended and Restated Rights Agreement, dated as of October 19, 2018, by and between the Company and the Rights Agent (the “Rights Agreement”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, the Company, Unite Parent Corp., a Delaware corporation (“Parent”), and Unite Merger Sub Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), intend to enter into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, (i) Merger Sub shall merge with and into the Company (the “Merger”), with the Company continuing as the Surviving Corporation and (ii) each outstanding share of Common Stock shall be cancelled and converted into a right to receive the Merger Consideration;

WHEREAS, the Board of Directors of the Company (the “Board”) has approved the Merger and has adopted the Merger Agreement;

WHEREAS, the Board desires to render the Rights Agreement inapplicable to the Merger Agreement and the transactions contemplated thereby; and

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Board has determined that this Amendment to the Rights Agreement is necessary and desirable in order to reflect the foregoing, and the Company and the Rights Agent desire to evidence such amendment in writing.

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree to amend the Rights Agreement as follows, in each case effective as of immediately prior to the entry into the Merger Agreement:

1.          Section 1(a) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Rights Agreement to the contrary, neither Parent nor Merger Sub, nor any Equity Financing Source, nor any Affiliates or Associates of Parent or Merger Sub or any Equity Financing Source, individually or collectively, shall be deemed to be an Acquiring Person as a result of (i) the announcement, approval, execution, performance or delivery of the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of the other transactions contemplated by the Merger Agreement or (iv) the acquisition of Beneficial Ownership of any Common Share by Parent, Merger Sub, any Equity Financing Source or any of their respective Affiliates or Associates pursuant to the Merger or the Merger Agreement.”

2.          Section 1(d) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Rights Agreement to the contrary, neither Parent nor Merger Sub, nor any Equity Financing Source, nor any Affiliates or Associates of Parent or Merger Sub or any Equity Financing Source, individually or collectively, shall be deemed to be a Beneficial Owner of, to Beneficially Own, or to have Beneficial Ownership of, any securities of the Company as a result of (i) the announcement, approval, execution, performance or delivery of the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of the other transactions contemplated by the Merger Agreement or (iv) the acquisition of Beneficial Ownership of any Common Share by Parent, Merger Sub, any Equity Financing Source or any of their respective Affiliates or Associates pursuant to the Merger or the Merger Agreement.”

3.          Section 1 of the Rights Agreement is hereby amended by adding the following definition as subsection (n) and all subsequent subsections of Section 1 are hereby renumbered accordingly, and all cross-references to such renumbered subsections are changed to refer to such subsections as if renumbered:

“(n) “Equity Financing Sources” shall mean shall mean: (i) Hellman & Friedman Capital Partners VIII, L.P., Hellman & Friedman Capital Partners VIII (Parallel), L.P., HFCP VIII (Parallel-A), L.P., H&F Executives VIII, L.P., and H&F Associates VIII, L.P., (ii) Hellman & Friedman Capital Partners IX, L.P., Hellman & Friedman Capital Partners IX (Parallel), L.P., HFCP IX (Parallel-A), L.P., H&F Executives IX, L.P., H&F Executives IX-A, L.P. and H&F Associates IX 2019, L.P., (iii) Blackstone Capital Partners VII L.P., Blackstone Capital Partners VII.2 L.P., Blackstone Family Investment Partnership VII - ESC L.P. and BTAS Q Holdings L.L.C., (iv) Vencap Holdings (1987) Pte. Ltd., (v) Canada Pension Plan Investment Board, (vi) JMI Equity Fund IX-A, L.P. and JMI Equity Fund IX-B, L.P., and (vii) H&F Unite Partners, L.P. and H&F Unite Partners II, L.P.

4.          Section 1(r) of the Rights Agreement is hereby renumbered as Section 1(s) and is hereby replaced in its entirety by the following definition:

“(s) “Expiration Date” shall mean the earlier of (i) the Close of Business on October 22, 2021 or (ii) immediately prior to the Effective Time (as defined in the Merger Agreement).”

5.          Section 1 of the Rights Agreement is hereby amended by adding the following definitions as subsections (t), (u) and (v) and all subsequent subsections of Section 1 are hereby renumbered accordingly, and all cross-references to such renumbered subsections are changed to refer to such subsections as if renumbered:

“(t)  “Merger” shall mean the merger of Merger Sub with and into the Company pursuant to the terms and conditions of the Merger Agreement.”

“(u)  “Merger Agreement” shall mean the Agreement and Plan of Merger by and between Parent, Merger Sub and the Company, dated as of February 3, 2019, as the same may be amended from time to time.”

“(v)  “Merger Sub” shall mean Unite Merger Sub Corp.”

6.          Section 1 of the Rights Agreement is hereby amended by adding the following definition as subsection (z) and all subsequent subsections of Section 1 are hereby renumbered accordingly, and all cross-references to such renumbered subsections are changed to refer to such subsections as if renumbered:

“(z)  “Parent” shall mean Unite Parent Corp.”

7.          Section 1(mm) of the Rights Agreement is hereby renumbered as Section 1(ss) and is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Rights Agreement to the contrary, a Stock Acquisition Date will not occur as a result of (i) the announcement, approval, execution, performance or delivery of the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of the other transactions contemplated by the Merger Agreement or (iv) the acquisition of Beneficial Ownership of any Common Share by Parent, Merger Sub, any Equity Financing Source or any of their respective Affiliates or Associates pursuant to the Merger or the Merger Agreement.”

8.          Section 3(a) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date will not occur as a result of (i) the announcement, approval, execution, performance or delivery of the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of any of the other transactions contemplated by the Merger Agreement or (iv) the acquisition of Beneficial Ownership of any Common Share by Parent, Merger Sub, any Equity Financing Source or any of their respective Affiliates or Associates pursuant to the Merger or the Merger Agreement.”

9.          Section 11(a) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Rights Agreement to the contrary, (i) the announcement, approval, execution, performance or delivery of the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of the other transactions contemplated by the Merger Agreement or (iv) the acquisition of Beneficial Ownership of any Common Share by Parent, Merger Sub, any Equity Financing Source or any of their respective Affiliates or Associates pursuant to the Merger or the Merger Agreement, in each case shall not be deemed to be any event described in this Section 11(a) and shall not cause the Rights to be adjusted or exercisable in accordance with this Section 11.”

10.        Section 13 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Rights Agreement to the contrary, (i) the announcement, approval, execution, performance or delivery of the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of the other transactions contemplated by the Merger Agreement or (iv) the acquisition of Beneficial Ownership of any Common Share by Parent, Merger Sub, any Equity Financing Source or any of their respective Affiliates or Associates pursuant to the Merger or the Merger Agreement, in each case shall not be deemed to be any event described in this Section 13 and shall not cause the Rights to be adjusted or exercisable in accordance with this Section 13.”

11.        Section 30 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Rights Agreement to the contrary, nothing in this Rights Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Rights Agreement by virtue of (i) the announcement, approval, execution, performance or delivery of the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of the other transactions contemplated in the Merger Agreement or (iv) the acquisition of Beneficial Ownership of any Common Share by Parent, Merger Sub, any Equity Financing Source or any of their respective Affiliates or Associates pursuant to the Merger or the Merger Agreement.”

12.        Effectiveness. This Amendment shall be deemed effective as of the date hereof.  Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.  Any future reference to the Rights Agreement shall be deemed to be a reference to the Rights Agreement as amended hereby. In the event of a conflict or inconsistency between this Amendment and the Rights Agreement, the provisions of this Amendment will govern.

13.        Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, null and void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that if such excluded provision shall affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately.

14.        Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

15.       Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect and enforceability as an original signature.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be properly completed and duly executed and attested, all as of the day and year first above written.

THE ULTIMATE SOFTWARE GROUP, INC.

By:	/s/ Scott Scherr
	Name:	Scott Scherr
	Title:	President and Chief Executive Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Dennis V. Moccia
	Name:	Dennis V. Moccia
	Title:	Manager, Contract Administration